EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 33-96852, 333-82526, and 333-159595) of Mid-America Apartment Communities, Inc.,
(2)	Registration Statement (Form S-3 No. 333-155905) pertaining to the Dividend and Distribution Reinvestment and Share Purchase Plan of Mid-America Apartment Communities, Inc.,
(3)	Registration Statement (Form S-8 No. 333-123945) pertaining to the Non-Qualified Deferred Compensation Plan for Outside Company Directors of Mid-America Apartment Communities, Inc.,
(4)	Registration Statement (Form S-8 No. 333-115834) pertaining to the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the 2004 Stock Plan of Mid-America Apartment Communities, Inc., and
(5)	Registration Statement (Form S-8 No. 33-91416) pertaining to the 1994 Employee Stock Purchase Plan of Mid-America Apartment Communities, Inc.

of our reports dated February 24, 2012, with respect to the consolidated financial statements and schedule of Mid-America Apartment Communities, Inc., and the effectiveness of internal control over financial reporting of Mid-America Apartment Communities, Inc. included in this Annual Report (Form 10-K) of Mid-America Apartment Communities, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Memphis, Tennessee

February 24, 2012